SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[   ]           Soliciting Material Under Rule 14a-12

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WALTER ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
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AUDLEY CAPITAL ADVISORS LLP, AUDLEY EUROPEAN OPPORTUNITIES
MASTER FUND LIMITED, AUDLEY NATURAL RESOURCES MASTER FUND,
AUDLEY CAPITAL MANAGEMENT LIMITED, AUDLEY INVESTMENT MANAGEMENT LIMITED,
NAGE CAPITAL MANGEMENT AG AND LUCIO GENOVESE
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
_____________________________________________________________________________

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PRELIMINARY PROXY STATEMENT DATED MARCH 11, 2013
SUBJECT TO COMPLETION

2013 ANNUAL MEETING OF THE STOCKHOLDERS

OF

WALTER ENERGY, INC.

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PROXY STATEMENT

OF

THE AUDLEY GROUP

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

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This Proxy Statement and the enclosed GOLD proxy card are being sent to you as one of the holders of common stock, par value $0.01 per share (the “Common Stock”), of Walter Energy, Inc., a Delaware corporation (“Walter Energy” or the “Company”), in connection with our solicitation of your proxy for use at the 2013 Annual Meeting of the stockholders of the Company scheduled to be held at 10:00 a.m. (Central Time) on Thursday, April 25, 2013, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244, and at any adjournments or postponements thereof.

The Audley Group, including Audley Capital Advisors LLP, Audley European Opportunities Master Fund Limited, Audley Natural Resources Master Fund, Audley Capital Management Limited, Audley Investment Management Limited, Nage Capital Management AG and Lucio Genovese (collectively, the “Audley Group”), believes that there is substantial value in Walter Energy that is not reflected in the current share price.  Unfortunately, in our opinion, poor financial and strategic judgment by the present Board has weighed heavily on the Company and prevented it from creating value for its stockholders.

As fellow stockholders of the Company, we are committed to maximizing the value of the Company’s common stock and ensuring that the interests of all Walter Energy stockholders are protected.  We are therefore soliciting your proxy to vote at the 2013 Annual Meeting for the election of our five highly qualified director nominees – Edward G. Scholtz, Mark H. Lochtenberg, Robert H. Stan, Lawrence M. Clark, Jr. and Julian A. Treger – to preserve and enhance the value of your, and our, investment in the Company.  Stockholders voting on the enclosed GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Messrs. Kolb, Leonard, Rethore, Tokarz and Wagner, giving stockholders who wish to vote for our nominees the ability to vote for the total of ten directors subject to election at the 2013 Annual Meeting.

i

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about March __, 2013.

We urge you to promptly sign, date and return the enclosed GOLD proxy card in favor of the election of our nominees.

ii

THE PROPOSALS

 Proposal No. 1 – Election of Directors

We are soliciting proxies from the holders of shares of the Company’s common stock to elect five directors to the Walter Energy Board to serve for a one-year term that expires at the 2014 Annual Meeting.  This proposal provides for the election of Edward G. Scholtz, Mark H. Lochtenberg, Robert H. Stan, Lawrence M. Clark, Jr. and Julian A. Treger to serve as directors.  See “Information Regarding the Audley Group Nominees” for information concerning the background and experience of our director nominees.

The Board of Directors of the Company is presently comprised of ten directors.  If elected, our nominees would constitute five out of the ten directors on the Company’s Board.  Stockholders have no cumulative voting rights with respect to the election of directors.

We recommend that you vote FOR the election of the Audley Group nominees by checking the appropriate box and signing, dating and returning the enclosed GOLD proxy card.

Each of the Audley Group nominees has consented to being named herein as a nominee for director of the Company and has agreed to stand for election as a director and to serve as a director, if elected.  We have no reason to believe that any of our nominees will be unable to serve if elected.  However, if any of our nominees is unable to serve, we expect that the members of the Company’s Board of Directors will fill any vacancy.  We would recommend that the Company’s Board of Directors fill such vacancy with an individual willing to consider and implement our suggestions to maximize shareholder value.  However, there can be no assurance that the Company’s Board of Directors would follow our recommendation in that regard.

 Proposal No. 2 – Advisory Vote on Executive Compensation

As Proposal No. 2 for the 2013 Annual Meeting, as discussed in further detail in the Company’s proxy statement, dated March 8, 2013, the Company is asking stockholders to consider and vote upon the following non-binding resolution concerning the compensation of the Company’s named executive officers.

Resolved that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved.

This advisory vote on executive compensation is not binding on the Company’s Board of Directors; however, the Company’s proxy statement indicates that the voting results will be taken into account in future determinations concerning the Company’s executive compensation program.

We make no recommendation with respect to the adoption of the non-binding resolution approving the compensation of the Company’s named executive officers.  Please indicate how you would like your shares to be voted with respect to this proposal on the enclosed GOLD proxy card.  To the extent that you do not provide such an indication, your shares will be voted “ABSTAIN” on this proposal.

Proposal No. 3 -- Ratification of the Appointment of Independent Registered Public Accounting Firm

As Proposal No. 3 for the 2013 Annual Meeting, as discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

We recommend that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm by checking the appropriate box and signing, dating and returning the enclosed GOLD proxy card.

THIS SOLICITATION IS BEING MADE BY THE AUDLEY GROUP AND IS NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  THE AUDLEY GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2013 ANNUAL MEETING, EXCEPT AS SET FORTH HEREIN.  SHOULD OTHER MATTERS BE BROUGHT BEFORE THE 2013 ANNUAL MEETING WHICH THE AUDLEY GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement and GOLD proxy card are available at
[●]

IMPORTANT

Please review this document and the enclosed materials carefully.  YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

Our nominees are committed to maximizing shareholder value and representing the interests of all stockholders on the Board of Directors of Walter Energy.  We urge you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of our nominees.  We also urge you to vote FOR ratification of the Company’s independent registered public accounting firm.  We make no recommendation with respect to the advisory vote approving the compensation of the Company’s named executive officers.

•	If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to Okapi Partners LLC in the postage-paid envelope provided, today.

•
If you have previously signed and returned a WHITE proxy card to the Company, you have every right to change your vote.  Only your latest dated card will count.  You may revoke any WHITE proxy card already sent to the Company by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided.  Any proxy may be revoked at any time prior to the 2013 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2013 Annual Meeting to Okapi Partners LLC or the Corporate Secretary of Walter, or by voting in person at the 2013 Annual Meeting.

•
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only that institution can sign a GOLD proxy card with respect to your shares, and only after receiving your specific instructions.  Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

•
After signing the enclosed GOLD proxy card, DO NOT sign or return the WHITE proxy card unless you intend to change your vote and revoke your vote for our nominees, because only your latest dated proxy card will be counted.

•	If you have any questions about giving your proxy or require assistance, please contact:

437 Madison Avenue, 28th Floor
New York, New York 10022

Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others, Call Toll-Free: (877) 208-8903
Email: info@okapipartners.com

REASONS FOR OUR SOLICITATION

As fellow stockholders of Walter Energy, we strongly believe that there is substantial value in the Company which is not reflected in the current share price.  We lack confidence in the ability of the present Board of Directors to maximize that value.  We are therefore soliciting your proxy to vote at the 2013 Annual Meeting for the election of our five director nominees, who are committed to improving shareholder value and protecting the interests of all stockholders of the Company.  We believe that it is important for stockholders to finally have a choice with respect to the representation of their interests in the Walter Energy boardroom.

Our director nominees include individuals with extensive experience in the metallurgical coal industry on an international basis and possess the skills required to manage multi-jurisdictional coal operations and their financing.  We are not seeking to replace a majority of the directors, but we do believe that a significant change in the composition of the Board is warranted given the long-term underperformance of Walter Energy and the exceptional qualifications of our nominees.  We are seeking the support of our fellow Walter Energy stockholders to replace the following current directors:  Jerry Kolb, Joseph Leonard, Bernard Rethore, Michael Tokarz and A.J. Wagner.  We expect that our director nominees will bring experience, accountability and a fresh perspective to the Walter Energy Board.  Once elected, we believe they can work effectively with other directors to substantially and dramatically improve the Company’s ability to operate in the current environment and help put in place initiatives that will enable the Company to achieve its value creating potential over the long-term for the benefit of all shareholders.

As stated, we think there is substantial value in Walter Energy that is not reflected in the current price of the Company’s Common Stock.  We believe that Walter Energy has high quality metallurgical coal assets in established mining jurisdictions with scope for significant growth, with a market position that should enable it to generate substantial free cash flow going forward.

However, despite our confidence in the value of the Company’s assets, we have been dismayed by the way the business has been run in recent years and by the decline in shareholder value.  The Company’s share price has underperformed major mining indices, with the share price of Walter Energy falling 73% since its peak in April 2011, compared to only a 30% fall in the MSCI World Metals and Mining Index during the same period.

We believe that the following factors have contributed to the Company’s underperformance:

•
Consistently missed quarterly earnings guidance.  Walter Energy has missed consensus earnings expectations for seven out of the last nine quarters, including the latest quarter (Q4 2012), and recently guided market expectations lower for Q1 2013.

•
A serious lack of consistent leadership.  We believe that the absence of consistent executive leadership reflects an underlying lack of stability where it matters most.  There have been four CEOs over the past five years.

•
A stale and out-of-depth Board.  We believe that many of the directors have been on the Board for too long and lack relevant mining experience.  Their respective tenures on the Board are between ten and twenty-five years.  Furthermore, four of the five directors we oppose are all members of a group of interlocking directors with Mueller Water Products, Inc. (NYSE: MWA), and in our view lack a diversity of independent views.

•
Questionable financial decisions.  Walter Energy currently has $2.3 billion of debt, largely accumulated during the acquisition of Western Coal during 2010. The Audley Group believes that the acquisition could have been funded by issuing more equity above a price of $100 per share at the time of the transaction and at a time of record coal prices.  Instead, shareholders are left with a net debt to book value of equity ratio of 200% for a mining company with a high level of operational and commodity price risk.  This is substantially higher than Walter Energy’s coal mining peers.

•
Insufficient cost controls.  The Audley Group believes that a thorough and disciplined review of SG&A costs is needed.  Based on the Audley Group’s analysis, SG&A costs at the Company are higher than Walter Energy’s U.S. peer group and savings of at least $10 million per quarter ($40 million per year) should be feasible.

PROPOSED PLAN FOR WALTER ENERGY, INC.

ELECT SHAREHOLDER-FOCUSED DIRECTORS WITH
SUBSTANTIAL EXPERIENCE IN THE INDUSTRY AND A RECORD OF IMPROVING SHAREHOLDER VALUE

Our nominees for election as directors of the Company include highly qualified mining industry experts with impressive operating experience.

Mr. Edward G. Scholtz – Mr. Scholtz, 59, has over 40 years of experience in the mining industry, primarily in South America and Africa. During his career he spent 37 years with BHP Billiton, where he held a variety of positions, including Managing Director of Ingwe Collieries, BHP Billiton's wholly owned South African coal business, now known as BHP Billiton Energy Coal South Africa. In this role Mr. Scholtz oversaw one of the largest coal businesses in the world. More recently Mr. Scholtz was also Managing Director for BHP Billiton's bauxite and alumina operations in Suriname in South America and was formerly Chief Operating Officer for TSX-listed CIC Energy Corp, which was acquired by Jindal Steel and Power Limited in 2012, and was formerly President and CEO of TSX-listed Talon Metals Corp.

Mr. Scholtz has undertaken management development studies at London Business School, University of South Africa (UNISA), and University of Cape Town's Graduate Business School.

Mr. Mark H. Lochtenberg – Formerly the co-head of Glencore International AG’s worldwide coal division, Mr. Lochtenberg, 52, spent 13 years at Glencore’s commodity trading concern, overseeing a range of trading activities including the purchase and aggregation of the coal project portfolio that would later become Xstrata Coal. Previously, Mr. Lochtenberg had established a coal “swaps” market for Bain Refco (Deutsche Bank) after having served as coal marketing manager for Peko Wallsend Limited. He is also a director of Australian Transport and Energy Corridor Limited (“ATEC”) and an alternate director of Surat Basin Rail Pty Ltd. Mr. Lochtenberg is currently the Executive Chairman and a founding executive director of ASX-listed Cockatoo Coal Limited.

Mr. Lochtenberg graduated with a Bachelor of Law (Hons) degree from Liverpool University, U.K.

Mr. Robert H. Stan – Mr. Stan, 59, has been involved in the Canadian coal industry since 1979, during which time he has developed an extensive knowledge of the international coal industry and markets. He has held senior management positions with several Canadian mining companies, including Fording Coal Limited, Westar Mining Ltd, Teck Corporation and Smoky River Coal Limited (SRCL). Mr. Stan was appointed a director of Grande Cache Coal Corporation in July 2000, President in February 2001 and Chief Executive Officer in September 2002. Grande Cache Coal was sold for C$1 billion in 2011 to Hong Kong-listed Winsway Coking Coal and Japanese trading house Marubeni Corporation. Prior to February 2001, Mr. Stan was Vice-President of Westpine Inc., a privately held mining investment company, and prior to March 2000 was Vice-President, Marketing and Business Development of SRCL.

Mr. Stan received a Bachelor of Commerce from the University of Saskatchewan.

Mr. Lawrence M. Clark, Jr. – Mr. Clark, 41, recently became President and Chief Executive Officer of JW Resources, Inc., a private operator of thermal coal assets in Central Appalachia, and serves as Managing Member of BalanTrove Management, LLC, a corporate advisory business catering to small and middle market resource and energy companies.  Prior to founding BalanTrove in early 2011, Mr. Clark was a Managing Director and Director of Investments of Harbinger Capital Partners LLC from 2002 to 2011, where he was responsible for investments in metals, mining, industrials, and retail companies, among other sectors. Prior to joining Harbinger, from 2001 to 2002, Mr. Clark was a Distressed Debt and Special Situations Research Analyst at Satellite Asset Management, L.P., where he covered financially stressed and distressed industrial, cyclical, and energy companies. He has actively participated in numerous financial restructurings in official and unofficial capacities.

Mr. Clark received an MBA from New York University's Stern School of Business in 1998, and a B.S.B.A. in Finance from Villanova University in 1993.

Mr. Julian A. Treger – Mr. Treger, 50, is an experienced shareholder activist in the mining space. Most notably Mr. Treger was the driving force behind the rescue of Western Coal from near-bankruptcy in 2007, the restructuring of its management and board, the implementation of its growth plan and its ultimate sale to Walter Energy. He called on Western Coal’s management to engage with potential acquirors to consider a sale of the business in 2010 when the stock was trading in the range of C$4.00 to C$5.00 per share. The company was eventually sold to Walter Energy in 2010 for C$11.50 per share. Mr. Treger also helped uncover significant value at UK Coal, a U.K.-listed coal miner, in 2006. He has subsequently been active in a number of coal investments in Australia, Canada and South Africa. Through related entities, Mr. Treger also acts as an advisor to the Audley family of funds, which are shareholders in Walter Energy. Prior to starting Audley, he co-founded the Active Value Funds, which pioneered activism in Europe.

Mr. Treger received an AB (Hons) from Harvard College in 1984 and a MBA from Harvard Business School in 1988.

Please see “Information Regarding the Audley Group Nominees” for further information concerning the background and experience of our director nominees.

We believe that our nominees have the business experience, leadership skills and stockholder perspective that is needed to help Walter Energy realize its value potential and ensure that stockholder interests are represented in the boardroom.  It is the intention of our nominees to work constructively with the other members of the Company’s Board to help maximize shareholder value for the benefit of all stockholders of Walter Energy.

WE BELIEVE THAT THE WALTER ENERGY BOARD SHOULD TAKE PROMPT
 ACTION TO IMPROVE THE STRATEGIC FOCUS, PROFITABILITY AND
CORPORATE GOVERNANCE OF THE COMPANY

We believe that the Walter Energy Board should be taking prompt action in a number of areas to seek to improve the Company’s strategy, profitability and corporate governance.  If elected, our five nominees for directorships are committed, subject to their fiduciary duties, to work constructively with the rest of the Walter Energy Board to, among other things:

•	Seek to reduce debt and the cost of debt.

•	Undertake an in-depth review of SG&A and cost control.

•	Stabilize senior management and empower it to better run the Company’s business.

•	Improve operational performance and costs of the business.

If elected, the Audley Group nominees will constitute five of the ten members of the Walter Energy Board.  As a result, our nominees will not be in a position to cause the Company’s Board to take the foregoing actions without the support of at least one incumbent member of the Company’s Board of Directors.  However, we believe that the election of our nominees will, among other things, send a clear message to the remaining incumbent directors that these actions are necessary and desired by the stockholders of the Company.

THE AUDLEY GROUP IS COMMITTED TO SEEKING TO IMPROVE
SHAREHOLDER VALUE FOR ALL WALTER ENERGY STOCKHOLDERS

We reiterate our view that there is substantial value in Walter Energy that is not reflected by the current share price. We believe that the initiatives outlined above, and other strategies that may be developed by a proactive and engaged Board of Directors including our experienced nominees, have the potential to significantly improve the Company’s performance and build value for stockholders.

As stockholders of the Company, our interests are clearly aligned with yours.  We want to improve shareholder value for all Walter Energy stockholders – the owners of the Company.

We are therefore soliciting your proxy to elect our five highly qualified nominees, who are committed to seeking to improve shareholder value and protect the interests of all stockholders in the Company.

We believe that it is important for stockholders to finally have a choice with respect to the representation of their interests in the Walter Energy boardroom.  Please sign, date and return the enclosed GOLD proxy card in favor of the election of our nominees described in this Proxy Statement.  Please also vote FOR ratification of the Company’s independent registered public accounting firm.  We make no recommendation with respect to the advisory vote approving the compensation of the Company’s named executive officers.

INFORMATION REGARDING

THE AUDLEY GROUP NOMINEES

Set forth below are the name, age, business address, present principal occupation, employment history and directorships of each of the Audley Group nominees for at least the past five years.

Name, Age and Business Address ------------------------------------------------------	Present Principal Occupation, Five Year Employment History and Directorships -------------------------------------------------------
Edward G. Scholtz, 59 PO Box 130 Newberry, Florida 32669
Mr. Scholtz has over 40 years of experience in the mining industry, primarily in South America and Africa.  He most recently served as the Chief Operating Officer of Jindal Africa, a subsidiary of Jindal Steel and Power Limited, an international steel and energy company, from which he retired in November 2012.  Previously, Mr. Scholtz served as the Chief Operating Officer for CIC Energy Corporation, a publicly traded coal and energy company, from 2008 to 2012.  As COO of CIC Energy, Mr. Scholtz was responsible for the exploration, proving up and designing of a major mining and power complex. Mr. Scholtz’s responsibilities also included the design of mines, coal-fired power plants and seaborne traded export opportunities, including the development of a heavy gauge rail line and deep water port.  Previously, Mr. Scholtz was employed in various roles by BHP Billiton, a multinational mining and petroleum company, for over 37 years.  During his career with BHP Billiton, he held a variety of positions, including Managing Director of Ingwe Collieries, BHP Billiton's wholly-owned South African coal business, now known as BHP Billiton Energy Coal South Africa. In this role Mr. Scholtz oversaw one of the largest coal businesses in the world. More recently Mr. Scholtz was also Managing Director for BHP Billiton's bauxite and alumina operations in Suriname in South America.
Mr. Scholtz also currently serves as a director of Talon Metals Corp., a publicly traded mineral exploration company, where he serves on the audit committee.
Mr. Scholtz has undertaken management development studies at London Business School, University of South Africa (UNISA), and University of Cape Town's Graduate Business School.  Mr. Scholtz is a citizen of South Africa.
Mr. Scholtz will provide the Company’s Board with significant experience in the large operational fields of coal mining, including project development, marketing and operational aspects (such as cost, productivity and safety improvements).  In addition, among other things, his experience serving on a number of internal boards and remuneration committees in the coal industry will provide industry and management perspective and value to the Company’s Board.

Mark H. Lochtenberg, 52 c/o Cockatoo Coal Limited Level 2, 66 Hunter Street Sydney, Australia NSW 2000
Mr. Lochtenberg has served as the Executive Chairman of Cockatoo Coal Limited, a publicly traded metallurgical coal producer, since April 2012.  Previously, he served as Managing Director of Cockatoo Coal Limited from 2005 to 2012.  A principal architect of Cockatoo Coal’s inception and growth from early-stage grassroots explorer through its current position as emerging mainstream coal producer, Mr. Lochtenberg established Cockatoo Coal following a career in global coal marketing.  Mr. Lochtenberg was formerly the co-head of Glencore International AG’s world-wide coal division, where he spent 13 years overseeing a range of trading activities including the purchase and aggregation of the coal project portfolio that would later become Xstrata Coal.  Previously, Mr. Lochtenberg established a coal “swaps” market for Bain Refco (Deutsche Bank) after having served as coal marketing manager for Peko Wallsend Limited.
Mr. Lochtenberg is also a director and member of the audit committee of Australian Transport and Energy Corridor Limited, a below-rail infrastructure developer and manager, and an alternate director of Surat Basin Rail Pty Ltd.
Mr. Lochtenberg graduated with a Bachelor of Law (Hons) degree from Liverpool University, U.K.  Mr. Lochtenberg is a citizen of Australia.
Among other things, Mr. Lochtenberg will provide the Company’s Board with over 20 years of involvement in the coal industry, with significant expertise in coal marketing.  Mr. Lochtenberg’s other activities in the coal industry are not believed to be competitive with the business of the Company.

Robert H. Stan, 59 6826 Locke Court SW Calgary, Alberta, Canada T3E 6H7
Mr. Stan has been involved in the Canadian coal industry since 1979, during which time he has developed an extensive knowledge of the international coal industry and markets served.  He has served as Chairman and Director of Spruce Bluff Resource Limited, a privately held resource investment company, since June 2012, where he oversees the general strategic direction of the company’s investments.  Previously, Mr. Stan served as President, Chief Executive Officer, Director and founding shareholder of Grande Cache Coal Corporation, a metallurgical coal mining company, where he oversaw the development of the company from a start-up through its successful initial public offering.  He has held senior management positions with several Canadian mining companies, including Fording Coal Limited, Westar Mining Ltd, Teck Corporation and Smoky River Coal Limited (SRCL).  Prior to February 2001, Mr. Stan was Vice-President of Westpine Inc., a privately held mining investment company, and prior to March 2000 was Vice-President, Marketing and Business Development of SRCL.
Mr. Stan currently serves on the board of directors of Whetstone Minerals Ltd., a gold exploration and development company, where he serves on both the audit and compensation committees.  (Julian A. Treger is also among the directors of Whitstone Minerals Ltd.)  Mr. Stan has served two terms as Chairman of the Board of Directors of the Coal Association of Canada and is currently completing his second term as a Government of Canada representative on the Coal Industry Advisory Board, a body providing advice and guidance to the International Energy Agency on the international coal industry.
Mr. Stan received a Bachelor of Commerce from the University of Saskatchewan.  Mr. Stan is a citizen of Canada.
Mr. Stan will provide the Company’s Board with over 30 years of experience in the international coal industry, including knowledge of both surface and underground coal mining, as well as significant experience in project risk assessment and raising capital in the public markets.  In addition, among other things, his outside board experience should assist the Board in its compliance and governance discussions and strategies.

Lawrence M. Clark, Jr., 41 c/o Balantrove Management, LLC 415 Madison Avenue, Suite 1424 New York, NY 10014
Mr. Clark recently became President and Chief Executive Officer of JW Resources, Inc., a private operator of thermal coal assets in Central Appalachia, and has served as Managing Member of Balantrove Management, LLC, a corporate advisory firm catering to small and middle market resource and energy companies, since 2011.  Previously, Mr. Clark served as Managing Director of Harbinger Capital Partners, a private investment firm, from 2002 to 2011, where he was responsible for investments in metals, mining, industrials, and retail companies, among other sectors.  Prior to joining Harbinger, from 2001 to 2002, Mr. Clark was a Distressed Debt and Special Situations Research Analyst at Satellite Asset Management, L.P., where he covered financially stressed and distressed industrial, cyclical, and energy companies. He has actively participated in numerous financial restructurings in official and unofficial capacities.
Mr. Clark has served on the boards of directors of Harbinger Group Inc., a diversified holding company, Ecometals Ltd., a mineral exploration company, and African Medical Investments PLC, a supplier of private specialist hospitals, all of which are public companies.
Mr. Clark received an MBA from New York University's Stern School of Business in 1998, and a B.S.B.A. in Finance from Villanova University in 1993.  Mr. Clark is a citizen of the United States.
Mr. Clark’s experience as an active institutional investor in the resource sector for over ten years, with particular involvement in the Unites States coal industry, should provide significant value to the Company’s Board.  He will also bring to the Board his expertise working in cooperation with management teams of highly leveraged companies.  In addition, among other things, his outside board experience should assist the Board in its compliance and governance discussions and strategies.

Julian A. Treger, 50 c/o Audley Capital Advisors LLP 11 Grafton Street London, U.K. W1S 4EW
Mr. Treger is an experienced, long-time activist in the mining space.  Most notably Mr. Treger was the driving force behind the rescue of Western Coal from near bankruptcy in 2007, the restructuring of its management and board, the implementation of its growth plan and its ultimate sale to Walter Energy. He called on Western Coal’s management to engage with potential acquirors to consider a sale of the business in 2010 when the stock was trading in the range of C$4.00 to C$5.00 per share. The company was eventually sold to Walter Energy in 2010 for C$11.50 per share. Mr. Treger also helped uncover significant value at UK Coal, a U.K.-listed coal miner, in 2006. He has subsequently been active in a number of coal investments in Australia, Canada and South Africa.  He has served as Managing Partner of Audley Capital Advisors LLP, an investment advisor, since 2005.  Prior to starting Audley, he co-founded the Active Value Funds which pioneered activism in Europe.
Mr. Treger is currently a member of the board of directors of Whetstone Minerals Ltd., a gold exploration and development company, and Firestone Diamonds, an international diamond mining and exploration company, both of which are public companies.  (Robert H. Stan is also among the directors of Whetstone Minerals Ltd.)  Mr. Treger is also currently a director of RM Auctions, Inc., an automobile auction company, Tinco Investments Ltd., a tin mining and exploration company, and EBT Digital Communications Retail Group, a provider of mobile phone products and services in China.
Mr. Treger has served on the boards of numerous United Kingdom and other companies for 20 years, including being involved in reconstituting many such boards to improve their independence and governance oversight, and has also been a member of and spoken to the International Corporate Governance Network.  Among Mr. Treger’s more prominent roles have been: co-chairman of Greycoat plc, a United Kingdom property group; executive chairman of Corporate Services Group plc, a United States and United Kingdom temporary employment company; and non-executive director of Western Coal Corp., a Canadian coal producer, where Mr. Treger assisted in restructuring the board and unlocking significant value.  Mr. Treger has also served as a director of Audley Advisors Limited, Blackstar Investors Plc, BNB Recruitment Solutions Plc, Illuminator Holdings Limited, Illuminator Investments Limited and West African Diamonds.
Mr. Treger received an AB (Hons) from Harvard College in 1984 and a MBA from Harvard Business School in 1988.  Mr. Treger is a citizen of the United Kingdom.
Mr. Treger will bring extensive management and financial expertise to the Company’s Board, especially in the coal, mining and exploration industries.  In addition, among other things, his outside board experience should assist the Board in its compliance and governance discussions and strategies.

The foregoing information has been furnished to the Audley Group by the respective Audley Group nominees, each of whom has consented to serve as a director of the Company if elected.  None of the entities referenced above, except for Western Coal Corp. subsequent to its acquisition, is a parent or subsidiary of the Company.

We believe that our nominees have the business experience, leadership skills and stockholder perspective that are needed to help Walter Energy realize its value potential and ensure that stockholder interests are represented in the boardroom.  It is the intention of our nominees to use their knowledge and experience to work constructively with the other members of the Company’s Board to help maximize shareholder value for the benefit of all stockholders of Walter Energy.

BACKGROUND OF PROXY SOLICITATION

• Audley European Opportunities Master Fund Limited (“AEOMF”) and two related funds, Audley Investment I and Audley Investment II, acquired an aggregate of 1,464,155 shares of the Company’s Common Stock in April 2011 as a result of Walter Energy’s negotiated acquisition of Western Coal Corp., in which the Audley entities were shareholders.  Among other things, Julian Treger was a non-executive director of Western Coal prior to its acquisition by the Company, and played an active role in that transaction.

• Although members of Western Coal’s management assumed senior executive roles at the combined company following the acquisition, the Audley entities soon became concerned that the Company’s Board was not cooperating with and supporting the management team.

• On March 1, 2011, the Company’s Chief Executive Officer announced his resignation, effective April 1, 2011.

• On July 17, 2011, Audley Capital Advisors LLP wrote to Walter Energy proposing that the Company be sold.  The Audley entities believed that the Company could be an attractive acquisition candidate for others in the industry, and that a sale could resolve the Company’s management and corporate governance issues while generating an attractive return for shareholders.  At the time, the trading price of the Company’s Common Stock was approximately $120 per share.

• The Company’s Board of Directors chose not to pursue a sale.

• By the end of July 2011, the Audley entities had sold a majority of their Walter Energy Common Stock, and by the end of that calendar year, had sold approximately 94% of their aggregate position.

• In the latter part of 2012, Audley Capital Advisors LLP approached the Company to propose an acquisition or joint venture with respect to the Company’s Welsh anthracite assets, on behalf of another anthracite company.  Audley Capital found the Company’s board and management unresponsive, and no meaningful dialogue regarding a transaction ever developed.  Walter Energy’s management originally undertook to visit with Audley Capital Advisors LLP in the U.K., but subsequently elected not to make that visit.

• On January 19, 2013 and January 22, 2013, AEOMF delivered a notice to the corporate secretary of the Company of its intention to nominate five directors to the Walter Energy Board at the Company’s 2013 Annual Meeting.

• On January 28, 2013, the corporate secretary of the Company sent a letter to AEOMF asking various questions regarding the compliance of AEOMF’s notice with the provisions of the Company’s By-Laws.

• On February 7, 2013, AEOMF sent a response letter to the corporate secretary of the Company regarding its compliance with the provisions of the Company’s By-Laws.

• On February 15, 2013, the corporate secretary of the Company sent a letter to AEOMF indicating the Company’s intention to convey the responses contained in AEOMF’s February 7, 2013 letter to the chairman of the 2013 Annual Meeting.

• On February 19, 2013, Audley Capital Advisors LLP issued a press release publicly announcing the Audley Group’s intention to nominate five candidates to the Company’s Board of Directors, and stating that it would ask shareholders to replace Messrs. Clark, Kolb, Leonard, Rethore and Tokarz as directors of the Company.  Later that same day, the Company issued a press release announcing, among other things, that Mr. Clark had retired from the Board, and acknowledging the Audley Group’s intention to nominate director candidates.

• On February 20, 2013, the Company announced quarterly results for the quarter ended December 31, 2012, which were below consensus market expectations, and also disclosed that the current quarter ended March 31, 2013 would be challenging.

• On February 27, 2013, the Company filed its preliminary proxy statement on Schedule 14A in respect of the 2013 Annual Meeting, which included, among other things, a statement that “The Company is reserving its rights with respect to whether Audley’s notices complied with the applicable provisions of the Company’s By-laws.”

• On March 8, 2013, the Company filed its definitive proxy statement on Schedule 14A in respect of the 2013 Annual Meeting.

INFORMATION ABOUT THE AUDLEY GROUP

Set forth below is certain additional information regarding Audley European Opportunities Master Fund Limited, Audley Investment I, Audley Investment II, Audley Capital Management Limited, Audley Natural Resources Master Fund, Audley Investment Management Ltd, Audley Capital Advisors LLP and Julian A. Treger.  Also set forth is certain information concerning Lucio Genovese and Nage Capital Management AG.  By including such information, the Audley Group does not concede that any such information is required to be disclosed in this Proxy Statement.

Audley European Opportunities Master Fund Limited is an open-ended investment company registered under Company’s (Guernsey) Law, 2008, whose principal business is acquiring, holding and disposing of investments in various companies.  The directors of Audley European Opportunities Master Fund Limited are Leon Seynave, Simon Thornton and Anthony Hall.  The address of the principal business and principal office of Audley European Opportunities Master Fund Limited is Trafalgar Court, Les Banques, St. Peter Port, Guernsey GYI 3QL.  As of March 11, 2013, Audley European Opportunities Master Fund Limited beneficially owns 1,000 shares of the Company’s Common Stock.

Each of Audley Investment I and Audley Investment II is an exempted company incorporated in the Cayman Islands, whose principal business is acquiring, holding and disposing of investments in various companies.  The directors of each of Audley Investment I and Audley Investment II are Simon Thornton, Garbiele Fontane and Don Ebbanks.  The address of the principal business and principal office of each of Audley Investment I and Audley Investment II is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

The manager of each of Audley European Opportunities Master Fund Limited, Audley Investment I and Audley Investment II is Audley Capital Management Limited, a limited liability company incorporated in Guernsey, whose principal business is providing management and investment services.  The directors of Audley Capital Management Limited are Simon Thornton, Anthony Hall and Andrew Hitchon.  The address of the principal business and principal office of Audley Capital Management Limited is Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL.  As the manager of Audley European Opportunities Master Fund Limited, Audley Capital Management Limited may be deemed to beneficially own the 1,000 shares of Common Stock beneficially owned by Audley European Opportunities Master Fund Limited.  Audley Capital Management Limited disclaims beneficial ownership of such shares.  Audley Capital Management Limited receives management fees which may include a performance element based on the investment performance of Audley European Opportunities Master Fund Limited.

Audley Natural Resources Master Fund is a Cayman Islands exempted company incorporated to operate as a private investment fund.  The directors of Audley Natural Resources Master Fund are Simon Thornton and Peter Stuntz.  The address of the principal business and principal office of Audley Natural Resources Master Fund is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.  As of March 11, 2013, Audley Natural Resources Master Fund beneficially owns 80,000 shares of the Company’s Common Stock, including 20,000 shares subject to presently exercisable call options, and has sold put options with respect to an aggregate of 20,000 shares of Common Stock.

The manager of Audley Natural Resources Master Fund is Audley Investment Management Limited, a limited liability company incorporated in Guernsey, whose principal business is providing management and investment services.  The directors of Audley Investment Management Limited are Simon Thornton, Andrew Hitchon and Anthony Hall.  The address of the principal business and principal office of Audley Investment Management Limited is Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL.  As the manager of Audley Natural Resources Master Fund, Audley Investment Management Limited may be deemed to beneficially own the 80,000 shares of the Company’s Common Stock beneficially owned by Audley Natural Resources Master Fund.  Audley Investment Management Limited disclaims beneficial ownership of such shares.  Audley Investment Management Limited receives management fees which may include a performance element based on the investment performance of Audley Natural Resources Master Fund.

Audley Capital Advisors LLP, a U.K. limited liability partnership whose principal business is providing investment advice, provides certain investment advisory services to Audley Capital Management Limited and to Audley Investment Management Limited.  The managing partner of Audley Capital Advisors LLP is Julian A. Treger, one of the Nominees.  The address of the principal business and principal office of Audley Capital Advisors LLP is 11 Grafton Street, London, U.K. WIS 4EW.  Audley Capital Advisers LLP and Mr. Treger disclaim beneficial ownership of any shares of Common Stock held by Audley European Opportunities Master Fund Limited or by Audley Natural Resources Master Fund.  Audley Capital Advisors LLP receives, and Mr. Treger participates in, advisory fees which may indirectly include a performance element based on the investment performance of Audley European Opportunities Master Fund Limited and of Audley Natural Resources Master Fund.  Similar services may be performed for and similar fees or other ordinary course compensation received from other parties affiliated with such persons.  In addition, certain trusts of which Mr. Treger and members of his family are beneficiaries have an equity interest in Audley Capital Management Limited and Audley Investment Management Limited, and in Audley European Opportunities Master Fund Limited and Audley Natural Resources Master Fund.

Audley Investment Management Limited or an affiliate may receive from an unrelated third party, Scoggin Capital Management, LLC (“Scoggin”), a fee with respect to certain profits, if any, that may be derived from any investment made by Scoggin in the Common Stock of the Company, subject to certain terms and conditions set forth in an agreement between the parties dated January 24, 2013. Scoggin is not a participant in the proxy solicitation to which this Proxy Statement relates.

Lucio Genovese is the Chief Executive Officer of Nage Capital Management AG, a Swiss Aktiengesellschaft, whose principal business is acquiring, holding and disposing of investments.  The address of the principal business and principal office of Lucio Genovese and Nage Capital Management AG is Lindenstrasse 14, 6340 Baar/ZG, Switzerland.  Nage Capital Management AG provides certain investment advisory services to Audley Investment Management Limited.  As of March 11, 2013, Mr. Genovese beneficially owns 50,000 shares of the Company’s Common Stock subject to presently exercisable call options, and has sold put options with respect to 50,000 shares of Common Stock.

The number of shares of the Company’s Common Stock beneficially owned and percentage beneficial ownership of each of the Audley Group nominees as of March 11, 2013 are as follows:

Audley Group Nominee	Number of Shares Beneficially Owned(1)		Percentage Ownership(2)
Lawrence M. Clark, Jr.	22,500	(3)	*
Edward G. Scholtz	0		0%
Mark H. Lochtenberg	0		0%
Robert H. Stan	0		0%
Julian A. Treger	0	(4)	0%
Total	22,500		0%

*          Less than 1% of outstanding Common Stock

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the holder of such options or of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person.  Except as indicated by footnote, and subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him.

(2)	Calculated based on 62,549,369 shares of Common Stock outstanding as of March 5, 2013 as reported in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 8, 2013.

(3)	Mr. Clark is the beneficial owner of 22,500 shares of Common Stock of the Company, including 12,500 shares subject to presently exercisable call options.

(4)
Mr. Treger may be deemed to have a beneficial interest in 15,000 shares of the Company's Common Stock beneficially owned by Kings Chapel International Limited, a trust of which Mr. Treger and members of his family are beneficiaries.  Mr. Treger disclaims beneficial ownership of any such shares.  Mr. Treger also disclaims beneficial ownership of any of the 80,000 shares of Common Stock beneficially owned by Audley Natural Resources Master Fund and any of the 1,000 shares of Common Stock beneficially owned by Audley European Opportunities Master Fund Limited.

None of the Audley Group nominees is employed by the Company.  Mr. Scholtz is a citizen of South Africa.  Mr. Lochtenberg is a citizen of Australia.  Mr. Stan is a citizen of Canada.  Mr. Clark is a citizen of the United States.  Mr. Treger is a citizen of the United Kingdom.

Except as set forth in this Proxy Statement or in the annexes and schedules hereto, none of the Audley Group, any of the persons participating in this proxy solicitation on behalf of the Audley Group, the Audley Group nominees and, with respect to items (i), (vii) and (viii) of this paragraph, to the best knowledge of the Audley Group, any associate (within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, (vii) since the beginning of the Company’s last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $120,000, (viii) has any arrangement or understanding with respect to future employment by the Company or its affiliates (except in the capacity as a director) or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, (ix) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years or (x) has any substantial interest, direct or indirect, in the matters to be acted upon at the 2013 Annual Meeting, except the interest of each of the nominees in being nominated for election as a director.  In addition, except as set forth in this Proxy Statement or in the annexes and schedules hereto, none of the Audley Group, any of the persons participating in this proxy solicitation on behalf of the Audley Group, the Audley Group nominees and, to the best knowledge of the Audley Group, any associates or immediate family members (including any person (other than a tenant or employee) sharing the same household) of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction, proposed transaction or similar series of transactions, in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year.

Except as set forth in this Proxy Statement or in the annexes and schedules hereto, none of the Audley Group nominees, since the beginning of the Company’s last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company’s current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company’s or such entity’s consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries was indebted at the end of the Company’s last full fiscal year in an aggregate amount exceeding five percent of the Company’s total consolidated assets at the end of such year.  None of the Audley Group nominees is or during the Company’s last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

Except as set forth in this Proxy Statement or in the annexes and schedules hereto, to the best knowledge of the Audley Group as of the date hereof, none of the Audley Group nominees nor any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934, as amended) of the Audley Group nominees with respect to item (v) of this paragraph (i) is a party to any material proceedings adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries in any material proceedings, (ii) has carried on an occupation or employment, during the last five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, (iii) has any family relationships with any director or executive officer of the Company, (iv) during the last five years, was involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company or (v) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, Item 402 of Regulation S-K.

The Audley Group has no knowledge of any facts that would prevent the determination that each of the Audley Group nominees is “independent” as defined by the New York Stock Exchange listing standards.

Additional information about the Audley Group, parties related thereto and the Audley Group nominees, including information regarding the beneficial ownership of the Company’s Common Stock, is set forth in Annex A attached to this Proxy Statement.

The Audley Group has retained Okapi Partners LLC (“Okapi”) to act as an advisor and to provide consulting and analytical services and solicitation services in connection with this proxy solicitation.  Okapi is a proxy service company.  Okapi mails documents to stockholders, responds to stockholder questions and solicits stockholder votes for many companies.  Okapi does not believe that it or any of its officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation or that Schedule 14A requires the disclosure of certain information concerning Okapi.  The business address of Okapi is 437 Madison Avenue, 28th Floor, New York, New York 10022.  Okapi has informed the Audley Group that, as of the date of this Proxy Statement, it does not hold any shares of the Company’s Common Stock for its own account or for the accounts of others.

AUDITORS

According to information contained in the Company’s proxy statement, dated March 8, 2013, the Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP as its independent registered public accounting firm to examine the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2013, subject to ratification by the stockholders at the 2013 Annual Meeting.  We would anticipate that a member of Ernst & Young LLP will be present at the 2013 Annual Meeting to answer questions and to make a statement if he or she desires to do so.

The Audley Group recommends that you vote for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  See Proposal No. 3 under “The Proposals.”

SOLICITATION OF PROXIES

The Audley Group has retained Okapi to act as an advisor in connection with this proxy solicitation.  In connection with its retention by the Audley Group, Okapi has agreed to provide consulting and analytical services and solicitation services with respect to banks, brokers, institutional investors and individual stockholders.  The Audley Group has agreed to pay Okapi a fee for its services estimated to be not more than $[●] and to reimburse Okapi for its reasonable out-of-pocket expenses.  The Audley Group has also agreed to indemnify Okapi against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under the federal securities laws.  Approximately [●] employees of Okapi will engage in the solicitation.  Proxies may be solicited by mail, courier services, advertisement, telephone or facsimile or in person.  The nominees may make solicitations of proxies.  Solicitations may also be made by persons employed by or affiliated with the members of the Audley Group.  However, no such person will receive additional compensation for such solicitation other than Okapi.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of the Company’s Common Stock for which they hold such shares of record and the Audley Group will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to aggregate approximately $[●] and will be borne by the Audley Group.  These expenses include fees and expenses for attorneys, proxy solicitors, public relations, printing, postage, filing expenses and other costs incidental to the solicitation.  Of this estimated amount, approximately $[●] has been spent to date.  The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Proxy Statement.

The purpose of the proposals in this Proxy Statement is to advance the interests of all the Company’s stockholders.  Therefore, the Audley Group believes that its expenses related to this proxy solicitation should be borne by the Company and it intends to seek reimbursement of such expenses from the Company whether or not this proxy solicitation is successful.  The question of reimbursement of the expenses of the Audley Group by the Company will not be submitted to a stockholder vote.

If you have any questions about this proxy solicitation or voting your shares or require assistance, please contact:

437 Madison Avenue, 28th Floor
New York, New York 10022

Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others, Call Toll-Free: (877) 208-8903
Email: info@okapipartners.com

OTHER MATTERS

This proxy solicitation is being made by the Audley Group and not on behalf of the Board of Directors or management of the Company.  The Audley Group is not aware of any other matters to be brought before the Company’s 2013 Annual Meeting, except as set forth herein.  Should other matters be brought before the 2013 Annual Meeting, by having signed and returned the enclosed GOLD proxy card, you will have authorized the persons named as proxies in the enclosed GOLD proxy card to vote on all such matters in their discretion.

The Company’s proxy statement relating to the 2013 Annual Meeting contains certain information regarding the following:

•
Securities ownership of certain beneficial owners and management of the Company (see the sections entitled “Ownership of Principal Stockholders” and “Security Ownership of Management” in the Company’s proxy statement);

•	The committees of the Board of Directors (see the section entitled “Corporate Governance and Board Matters – Board Committees and Charters” in the Company’s proxy statement);

•
The meetings of the Board of Directors and committees thereof (see the sections entitled “Corporate Governance and Board Matters – Board Meetings” and “Corporate Governance and Board Matters – Board Committees and Charters” in the Company’s proxy statement);

•
The business background and employment biographies of the Company’s nominees for election to the Board of Directors (see the section entitled “Proposal 1 – Election of Directors” in the Company’s proxy statement);

•
The Compensation Discussion and Analysis section, the tabular disclosure regarding the compensation of the Company’s named executive officers and the accompanying narrative disclosure (see the sections entitled “Executive Compensation,” “Compensation Discussion and Analysis” and “Summary Compensation Table” in the Company’s proxy statement);

•	The compensation and remuneration paid and payable to the Company’s directors (see the section entitled “Compensation of Directors” in the Company’s proxy statement);

•
Additional information regarding the services provided to the Company by Ernst & Young LLP (see the sections entitled “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm” and “Fees Paid to Independent Auditors” in the Company’s proxy statement); and

•	The deadline for receipt of stockholder proposals (see the section entitled “Other Matters – 2014 Stockholder Proposals or Nominations” in the Company’s proxy statement).

The Company’s stockholders should refer to the Company’s 2013 preliminary proxy statement, its 2013 definitive proxy statement and its other public filings in order to review this disclosure.  Upon request to our proxy solicitor, Okapi, we will provide a copy of these disclosures without charge to each person to whom our Proxy Statement is delivered.  Okapi’s contact information appears on pages 3 and 24 of this Proxy Statement.

The Audley Group accepts no responsibility for any information set forth in any such filings not provided by the Audley Group.

INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information.  Although the Audley Group does not have any information that would indicate that any information contained in this Proxy Statement concerning the Company is inaccurate or incomplete, the Audley Group has not independently verified the accuracy or completeness of such publicly available information.

VOTING PROCEDURES

Who is entitled to vote?

If the Company’s stock records show that you are a stockholder as of the close of business on March 5, 2013, the record date for the 2013 Annual Meeting, you are entitled to vote the shares of Common Stock that you held on such date.  Even if you sell your shares after March 5, 2013, you will retain the right to execute a proxy in connection with the 2013 Annual Meeting.  Every stockholder is entitled to one vote on each proposal presented at the 2013 Annual Meeting for each share of Common Stock registered in his or her name at the close of business on the record date.

Can I attend the meeting?

All stockholders of record of the Company’s Common Stock at the close of business on March 5, 2013, or their designated proxies, are authorized to attend the 2013 Annual Meeting.  If your shares are held of record by a bank, broker or other nominee, you will need to obtain a “legal proxy” form from your bank, broker or other nominee issued in your name if you wish to vote at the 2013 Annual Meeting.

What constitutes a quorum?  How will abstentions and broker non-votes be counted?

The holders of a majority of the shares of the Company’s Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2013 Annual Meeting.  Broker non-votes are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote.  Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  Brokers will not have discretionary authority to vote with respect to the election of directors and the non-binding, advisory vote on executive compensation.  Brokers will have the discretion to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

What vote is required?

Assuming a quorum is present in person or by proxy at the 2013 Annual Meeting, the ten nominees for director receiving the greatest number of votes cast will be elected.  In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at the 2013 Annual Meeting and entitled to vote on the election of directors.  Under the Company’s Amended and Restated By-laws, a "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's By-laws is greater than the number to be elected.  A plurality of votes cast shall mean that the ten director nominees with the greatest number of votes cast "for" their election, even if less than a majority, will be elected. Under a plurality voting standard, you may vote "for" all of the director nominees or you may "withhold" authority to vote for one or more nominees.  Only votes cast "for" a nominee will be counted in the election of directors.  Votes "withheld" and broker non-votes are not counted as a vote for or against a director nominee.  Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on the election of directors and may only vote on this proposal as instructed by the beneficial owner of the shares.

To be ratified, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm must receive the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 2013 Annual Meeting.  Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

To be approved, the non-binding resolution to approve the compensation of the Company’s named executive officers must receive the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 2013 Annual Meeting.  Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

How do I vote?

Voting by proxy for holders of shares registered in the name of a brokerage firm or bank.  If your shares are held by a broker, bank or other nominee (i.e., in “street name”), only your bank or broker can give a proxy with respect to your shares.  You should receive a proxy card from your bank or broker which you must return in the envelope provided in order to have your shares voted.  If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.  Telephone and internet voting may be available, please refer to your proxy card for instructions.  If you need assistance in dealing with your bank or broker, please call Okapi toll-free at (877) 208-8903.

Voting by proxy for holders of shares registered directly in the name of the stockholder.  If you hold your shares in your own name as a holder of record, you may vote your shares by marking, signing, dating and mailing the GOLD proxy card in the postage-paid envelope that has been provided to you by the Audley Group.  To vote your shares in accordance with your instructions at the 2013 Annual Meeting, we must receive your proxy as soon as possible but, in any event, prior to the 2013 Annual Meeting.

Vote in person.  If you are a registered stockholder and attend the 2013 Annual Meeting you may deliver your completed GOLD proxy card in person.  “Street name” stockholders who wish to vote at the 2013 Annual Meeting will need to obtain a “legal proxy” form from the broker, bank or other nominee that holds their shares of record and must bring that document to the meeting in order to vote in person at the 2013 Annual Meeting.  If you need assistance, please call Okapi toll-free at (877) 208-8903.

The ten nominees receiving the highest number of votes cast at the 2013 Annual Meeting will be elected.  There is no cumulative voting in the election of directors.

What should I do if I receive a proxy card which is not GOLD?

If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do NOT sign or return the WHITE proxy card or follow any voting instructions provided by the Company’s Board of Directors unless you intend to change your vote and revoke your vote for our nominees, because only your latest-dated proxy will be counted.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	delivering a written revocation to the Corporate Secretary of the Company or Okapi prior to the 2013 Annual Meeting;

•	submitting a duly executed proxy bearing a later date to the Corporate Secretary of the Company or Okapi;

•	giving notice of revocation to the Inspector of Election at the 2013 Annual Meeting; or

•	appearing in person and voting by ballot at the 2013 Annual Meeting as described above under “How do I vote? -- Vote in Person.”

Any stockholder who is a stockholder of record as of March 5, 2013, the record date of the 2013 Annual Meeting, and who attends the 2013 Annual Meeting, may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the 2013 Annual Meeting will NOT constitute revocation of a previously given proxy.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Corporate Secretary of the Company, although you are not legally obligated to do so, we would appreciate if you would assist us in representing the interests of stockholders on an informed basis by sending us a copy of your revocation or proxy or by calling Okapi toll-free at (877) 208-8903.  Remember, your latest-dated proxy is the only one that counts.

Will other matters be voted on at the annual meeting?

We are not now aware of any matters to be presented at the 2013 Annual Meeting other than (i) the election of directors, (ii) the non-binding, advisory vote on the compensation of the Company’s named executive officers and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.  If any other matters not described in this Proxy Statement are properly presented at the 2013 Annual Meeting, including matters incidental to the conduct of the 2013 Annual Meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the 2013 Annual Meeting or not, we urge you to submit the GOLD proxy.  Returning the enclosed GOLD proxy card will not affect your right to attend the 2013 Annual Meeting.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the 2013 Annual Meeting, you must provide proof of your ownership of the Company’s Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver's license or passport) for admission to the meeting. If you wish to vote at the 2013 Annual Meeting you will have to provide evidence that you owned shares of the Company’s Common Stock as of March 5, 2013, the record date of the 2013 Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the 2013 Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of the Company’s Common Stock as of the record date.

How will my shares be voted?

If you give a proxy on the accompanying GOLD proxy card, your shares will be voted as you direct.  If you submit a proxy to us without instructions, the named proxy holders will vote your shares in favor of the proposals provided herein.  Submitting a GOLD proxy card will entitle the named proxy holders to vote your shares in accordance with their discretion on matters not described in this Proxy Statement that may arise at the 2013 Annual Meeting, including matters incident to the conduct of the 2013 Annual Meeting.  Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on March 5, 2013, the record date for the 2013 Annual Meeting, by the person who submitted it.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance voting your shares, please call Okapi toll-free at (877) 208-8903.  (Banks and brokerage firms, please call (212) 297-0720.)

______________________________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Audley Group nominees by marking, signing, dating and mailing the enclosed GOLD proxy card promptly.  Please also vote FOR ratification of the Company’s independent registered public accounting firm.  We make no recommendation with respect to the advisory vote approving the compensation of the Company’s named executive officers.

Dated: March __, 2013

Sincerely,

Your Fellow Stockholders:

THE AUDLEY GROUP

ANNEX A

TRANSACTIONS IN COMPANY COMMON STOCK BY MEMBERS

OF THE AUDLEY GROUP

The following tables set forth information with respect to all transactions in shares of Common Stock, including shares of Common Stock subject to call and put options, of the Company by members of the Audley Group and its nominees, and certain other parties, during the past two years.  Except as set forth below, to the knowledge of the Audley Group, no participant in this solicitation or Audley Group nominee has purchased or sold securities of the Company within the past two years.

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
AUDLEY EUROPEAN OPPORTUNITIES MASTER FUND LIMITED

Common Stock purchased and sold by
Audley European Opportunities Master Fund Limited

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
29-Apr-11	907,845
18-Jul-11	(50,000)
19-Jul-11	(25,000)
19-Jul-11	(25,000)
20-Jul-11	(85,000)
20-Jul-11	(25,000)
20-Jul-11	(25,000)
20-Jul-11	(25,000)
21-Jul-11	(40,000)
26-Jul-11	(20,000)
26-Jul-11	(20,000)
3-Aug-11	(200)
7-Sep-11	(40,000)
7-Sep-11	(60,000)
8-Sep-11	(81,200)
30-Sep-11	(96,611)
6-Oct-11	(30,000)
7-Oct-11	(50,000)
11-Oct-11	(100,000)
21-Oct-11	(25,000)
21-Feb-12	(83,834)

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
AUDLEY INVESTMENT I

Common Stock purchased and sold by Audley Investment I

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
29-Apr-11	500,234
12-May-11	(18,000)
13-May-11	(27,000)
18-May-11	(90,000)
19-May-11	(112,500)
20-May-11	(252,734)

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
AUDLEY INVESTMENT II

Common Stock purchased and sold by Audley Investment II

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
29-Apr-11	56,076
12-May-11	(2,000)
13-May-11	(3,000)
18-May-11	(10,000)
19-May-11	(12,500)
20-May-11	(28,576)

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
AUDLEY NATURAL RESOURCES MASTER FUND

Common Stock purchased and sold by Audley Natural Resources Master Fund

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
14-Nov-12	20,000
22-Feb-13	20,000
25-Feb-13	20,000

Options with respect to Common Stock purchased and sold by
Audley Natural Resources Master Fund

Date	Transaction Type	Type	Quantity	Exercise Price	Expiration Date
17-Jan-13	Buy	Call	20,000	40.00	22-Jun-13
17-Jan-13	Sell	Put	(20,000)	35.00	22-Jun-13

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
KINGS CHAPEL INTERNATIONAL LIMITED

Common Stock purchased and sold by Kings Chapel International Limited

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
24-Jan-13	15,000

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
LARRY M. CLARK, JR.

Common Stock purchased and sold by
Larry M. Clark, Jr.

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)1
19-Oct-12	5,000
23-Oct-12	5,000

Options with respect to Common Stock purchased and sold by
Larry M. Clark, Jr.

Date	Transaction Type	Type	Quantity	Exercise Price	Expiration Date
6-Nov-12	Buy	Call	10,000	30.00	June 2013
7-Nov-12	Buy	Call	2,500	30.00	June 2013
10-Dec-12	Sell	Put	(10,000)	50.00	January 2013

_____________________________________
1 Mr. Clark purchased and sold approximately 4,000 shares of Common Stock during the third quarter of 2011 in an account, now closed, for which records are no longer readily available

TRANSACTIONS IN SECURITIES OF
WALTER ENERGY, INC.
DURING THE PAST TWO YEARS BY
LUCIO GENOVESE

Common Stock purchased and sold by
Lucio Genovese

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)2
14-Sep-11	5,000
21-Feb-12	(5,000)

Options with respect to Common Stock purchased and sold by
Lucio Genovese3

Date	Transaction Type	Type	Quantity	Exercise Price	Expiration Date
17-Jan-13	Buy	Call	2,500	40.00	June 2013
17-Jan-13	Sell	Put	(2,500)	35.00	June 2013
[___]	Buy	Call	47,500	[___]	[___]
[___]	Sell	Put	(47,500)	[___]	[___]

____________________________________

2 Reflects shares of Common Stock purchased and sold by Alpha Investment Partners I, an entity controlled by Mr. Genovese.

3 Subject to completion.

ANNEX B

OWNERSHIP OF COMMON STOCK

Each share of Common Stock is entitled to one vote on each of the proposals and the Common Stock is the only class of securities of the Company entitled to vote on the proposals.  According to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 8, 2013, as of March 5, 2013 there were 62,549,369 shares of Common Stock outstanding.

The following table sets forth the share ownership of all persons who, to the knowledge of the Audley Group, beneficially own more than 5% of the outstanding shares of Common Stock as of March 5, 2013 and of the executive officers and directors of the Company as of March 5, 2013, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 8, 2013.  Unless otherwise indicated, each beneficial owner is reported to have sole power to vote and dispose of the shares set forth in the table.

Security Ownership of Certain Beneficial Owners

Name and Mailing Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Balyasny Asset Management L.P.(1) 181 West Madison, Suite 3600 Chicago, Illinois 60602	3,993,028	6.39%
J.P. Morgan Chase & Co.(2) 270 Park Avenue New York, New York 10017	6,093,723	9.70%

_________________________________

(1) According to the Schedule 13G filed on February 14, 2013, Balyasny Asset Management L.P. ("BAM") reported beneficial ownership of Common Stock by virtue of its position as investment manager to each of Atlas Master Fund, Ltd., Atlas Global, LLC, Atlas Global Investments, Ltd., Atlas Institutional Fund, LLC, Atlas Institutional Fund, Ltd., Atlas Institutional Fund II, LLC, Atlas Institutional Fund II, Ltd., Atlas Global Japan Unit Trust, Atlas Leveraged Master Fund, Ltd., Atlas Leveraged Fund, L.P., Atlas Leveraged Fund, Ltd., Atlas Fundamental Trading Master Fund Ltd., Atlas Fundamental Trading Fund, L.P., Atlas Fundamental Trading Fund Ltd., AFT Leveraged Master Fund Ltd., Atlas Fundamental Trading Leveraged Fund, L.P., Balamat Cayman Fund Limited , Balyasny Dedicated Investor Master Fund, Ltd., Balyasny Dedicated Investor Onshore Fund, L.P., Balyasny Dedicated Investor Offshore Fund, Ltd. and Lyxor/Balyasny Atlas Enhanced Fund Limited.

(2) According to the Schedule 13G filed on February 5, 2013 by JPMorgan Chase & Co. ("JPM"), JPM reported beneficial ownership of Common Stock held by JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., JPMorgan Asset Management (UK) Ltd., J.P. Morgan Trust Company of Delaware and JPMorgan Asset Management (Canada) Inc.

Security Ownership of Directors and Management

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
David R. Beatty(1)	16,548	*
Mary R. Henderson(2)	--	*
Jerry W. Kolb(3)	37,662	*
Patrick A. Kriegshauser(4)	31,207	*
Joseph B. Leonard(5)	18,103	*
Graham Mascall(6)	1,743	*
Bernard G. Rethore(7)	14,566	*
Walter J. Scheller, III(8)	25,226	*
Michael T. Tokarz(9)	138,026	*
A. J. Wagner(10)	30,321	*
Named Executive Officers
Earl H. Doppelt(11)	18,667	*
William G. Harvey(12)	546	*
Robert P. Kerley(13)	4,711	*
Michael T. Madden(14)	48,841	*
Charles C. Stewart(15)	66,799	*
All current directors and executive officers as a group (15 individuals)(16)	501,465	*

*          Less than 1% of outstanding Common Stock

(1)  Includes 5,520 options exercisable within 60 days of March 5, 2013 and 471 restricted stock units that will vest within 60 days of March 5, 2013. Of the amount of vested options, 4,457 represent options Mr. Beatty held to acquire Western Coal common shares that, under the Arrangement Agreement with Western Coal, were converted to fully vested and immediately exercisable options to acquire the Company’s Common Stock.

(2)  Ms. Henderson was appointed to the Board effective February 19, 2013.

(3)  Includes 28,127 options exercisable within 60 days of March 5, 2013 (including options deemed vested) and 1,129 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Kolb has the right to acquire, having satisfied the requisite minimum years of service and age.

(4)  Includes 25,216 options exercisable within 60 days of March 5, 2013 and 535 restricted stock units that vest within 60 days of March 5, 2013.

(5)  Includes 13,733 options exercisable within 60 days of March 5, 2013 and 545 restricted stock units that vest within 60 days of March 5, 2013.

(6)  Includes 1,063 options exercisable within 60 days of March 5, 2013 and 471 restricted stock units that vest within 60 days of March 5, 2013.

(7)  Includes 7,642 options exercisable within 60 days of March 5, 2013 (including options deemed vested) and 1,129 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Rethore has the right to acquire, having satisfied the requisite minimum years of service and age.

(8)  Includes 18,067 options exercisable within 60 days of March 5, 2013 and 340 restricted stock units that vest within 60 days of March 5, 2013. Includes a fractional share under the Employee Stock Purchase Plan.

(9)  Includes 75,094 exercisable within 60 days of March 5, 2013 and 1,069 restricted stock units that vest within 60 days of March 5, 2013. Does not include any amounts credited to Mr. Tokarz's stock equivalent account under the Company's Directors' Deferred Fee Plan as, pursuant to the terms of such plan, the shares held in Mr. Tokarz's stock equivalent are deliverable on the earlier of the first day of the seventh month following Mr. Tokarz's death or the first day of the seventh month following the termination event. As of March 5, 2013, Mr. Tokarz had 60,152.63 stock equivalent shares credited to his stock equivalent account.

(10)  Includes 22,330 options exercisable within 60 days of March 5, 2013 and 535 restricted stock units that vest within 60 days of March 5, 2013. Includes 5,000 shares of Common Stock held through a trust for the primary benefit of Mr. Wagner's children, of which Mr. Wagner is the sole trustee and has sole voting and investment power.

(11)  Includes 1,579 options exercisable within 60 days of March 5, 2013. Includes a fractional share under the Employee Stock Purchase Plan.

(12)  Includes a fractional share under the Employee Stock Purchase Plan.

(13)  Includes 1,096 options exercisable within 60 days of March 5, 2013. Includes a fractional share under the Employee Stock Purchase Plan.

(14)  Includes 22,902 options exercisable within 60 days of March 5, 2013 and 170 restricted stock units that will vest within 60 days of March 5, 2013. Includes a fractional share under the Employee Stock Purchase Plan.

(15)  Includes 28,160 options exercisable within 60 days of March 5, 2013 and 5,448 restricted stock units that will vest within 60 days of March 5, 2013. Includes a fractional share under the Employee Stock Purchase Plan.

(16)  Includes 269,907 options exercisable within 60 days of March 5, 2013 and 12,299 restricted stock units that will vest within 60 days of March 5, 2013. Includes fractional shares under the Employee Stock Purchase Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS
 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
GOLD PROXY

GOLD PROXY CARD WALTER ENERGY, INC.
Vote on Directors
The Audley Group recommends a vote FOR all nominees	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS Nominees: 1) Edward G. Scholtz 2) Mark H. Lochtenberg 3) Robert H. Stan 4) Lawrence M. Clark, Jr. 5) Julian A. Treger	□	□	□
The Audley Group intends to use this proxy to vote (i) “FOR” each of Messrs. Scholtz, Lochtenberg, Stan, Clark and Treger and (ii) “FOR” the candidates who have been nominated by the Company other than Messrs. Kolb, Leonard, Rethore, Tokarz and Wagner, for whom no authority to vote is sought and no authority to vote will be exercised.

Vote on Proposals
The Audley Group makes no recommendation with respect to the following proposal:			For	Against	Abstain
2.Non-binding resolution to approve the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2013 proxy statement
			□	□	□

The Audley Group recommends a vote FOR the following proposal:			For	Against	Abstain
3.Ratify the appointment of Ernst & Young LLP as independent registered public accountants			□	□	□

NOTE:Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or Guardian, please give full title as such.  If signer is a corporation, please sign full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting.	Yes □		No □

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

2013 ANNUAL MEETING OF THE STOCKHOLDERS
OF
WALTER ENERGY, INC.

Thursday, April 25, 2013
The Wynfrey Hotel
10:00 a.m.
1000 Riverchase Galleria
Birmingham, Alabama 35244

Your vote is very important. Please detach the proxy card below, and sign, date and mail it using the enclosed reply envelope, at your earliest convenience, even if you plan to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available on the Company's website at www.walterenergy.com.

---------------------------------------------------------------------------------------------------------------------

GOLD PROXY CARD
PROXY

Walter Energy, Inc.
3000 Riverchase Galleria, Birmingham, Alabama 35244

THIS PROXY IS SOLICITED ON BEHALF OF
THE AUDLEY GROUP

The undersigned hereby appoints Julian A. Treger and Lawrence M. Clark, Jr., and each of them, with full power of substitution in each, as proxies to vote all the shares of Walter Energy, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held April 25, 2013, and at any adjournments or postponements  thereof, upon the matters stated on the reverse side, as specified, and in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the matter directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 3 and ABSTAIN on Proposal 2.

(continue on reverse side)